UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CIRCOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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35 Corporate Drive

Burlington, MA 01803

(781) 270-1200

March 23, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of CIRCOR International, Inc., a Delaware corporation (the “CIRCOR”), to be held on Thursday, April 22, 2004, at 10:00 a.m., Eastern Time, at the Spartanburg Marriott Renaissance Park, 299 North Church Street, Spartanburg, South Carolina 29306. The hotel is located near the offices of the Company’s subsidiary, Hoke, Incorporated.

The Annual Meeting has been called for the purpose of (i) electing two Class II Directors for a term of three years, (ii) ratifying the selection of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2004 and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 5, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of the Company and that you vote “FOR” the ratification of the Company’s independent auditors.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

David A. Bloss, Sr.

Chairman, President and Chief Executive Officer

35 Corporate Drive

Burlington, MA 01803

(781) 270-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, April 22, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Stockholders of CIRCOR International, Inc. (the “Company”) will be held on Thursday, April 22, 2004, at 10:00 a.m., Eastern Time, at the Spartanburg Marriott Renaissance Park, 299 North Church Street, Spartanburg, South Carolina 29306. The hotel is located near the offices of the Company’s subsidiary, Hoke, Incorporated. The Annual Meeting is being called for the purpose of considering and voting upon:

1.	The election of two Class II Directors for a term of three years each;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 5, 2004 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Directions to the Spartanburg Marriott Renaissance Park are included on the inside back cover of this Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

By Order of the Board of Directors

Alan J. Glass

Assistant Secretary

Burlington, Massachusetts

March 23, 2004

35 Corporate Drive

Burlington, MA 01803

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, April 22, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CIRCOR International, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 22, 2004 at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the Spartanburg Marriott Renaissance Park, 299 North Church Street, Spartanburg, South Carolina 29306, near the offices of the Company’s subsidiary, Hoke, Incorporated.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of two Class II Directors for a three-year term each, such term to continue until the Annual Meeting of Stockholders in 2007 and until each such Director’s successor is duly elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 (“Fiscal 2004”); and

3.	Such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 23, 2004 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 5, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 15,307,527 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 113 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company and a majority of the votes cast is necessary to ratify the selection of the independent auditors.

Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Director, votes may be cast for or withheld from the nominee. Votes cast for the nominee will count as “yes” votes; votes that are withheld from the nominee will not be voted with respect to the election of the nominee although they will be counted when determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the election of Director.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Director listed in this Proxy Statement and “FOR” the ratification of the selection of the independent auditors. It is not anticipated that any matters other than the election of Directors and the ratification of the selection of independent auditors will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report to stockholders of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (“Fiscal 2003”) is being mailed to stockholders of the Company concurrently with this Proxy Statement. Except where otherwise incorporated by reference, the Annual Report and Annual Report on Form 10-K, are not a part of the proxy solicitation material.

CORPORATE GOVERNANCE

Independence of Directors

The Company’s Board of Directors has affirmatively determined that each Director, other than David A. Bloss, Sr., our Chief Executive Officer, is independent of the Company. In evaluating the independence of each Director, the Board applied the standards and guidelines set forth in the applicable New York Stock Exchange (“NYSE”) regulations in determining that each non-management Director has no material relationship with the Company, either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The bases for the Board’s determination include, but are not limited to, the following:

•	Other than Mr. Bloss, no Director is an employee of the Company or its subsidiaries or affiliates.

•	No Director has an immediate family member who is an officer of the Company or its subsidiaries or has any other current or past material relationship with the Company.

•	Other than Mr. Bloss, no Director receives, or in the past three years, has received any compensation from the Company other than compensation for services as a Director.

•	No Director has a family member who has received any compensation during the past three years from the Company.

•	No Director, during the past three years, has been affiliated with, or had an immediate family member who has been affiliated with, a present or former internal or external auditor of the Company.

•	No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a Director or a member of any Director’s immediate family.

•	No Director is an officer or employee (nor has an immediate family member who is an officer or employee) of an organization that sells products and services to, or receives products and services from the Company in excess of the greater of $1 million or 2% of such organization’s consolidated gross revenues in any fiscal year.

In making its determination, the Board also considered the fact that one of our Directors, David F. Dietz, is a partner in Goodwin Procter LLP, a law firm that provides legal services to the Company. After considering the fees paid by the Company to Goodwin Procter in proportion to Goodwin Procter’s overall revenues, as well as considering both the independent judgment that Mr. Dietz has exhibited during his four and one-half year tenure as a Director and his ability to maintain such independent judgment, the Board determined that the relationship between Goodwin Procter and the Company does not result in Mr. Dietz having a material relationship with the Company and does not compromise his independence.

Corporate Governance Guidelines

The Board’s Nominating and Corporate Governance Committee has developed, and the full Board of Directors has adopted, a set of Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at www.circor.com under the Investors/Corporate Governance sublink.

Code of Conduct and Business Ethics/Compliance Training/Reporting of Concerns

The Company has implemented and regularly monitors compliance with a comprehensive Code of Conduct and Business Ethics which applies uniformly to all directors, executive officers (including the principal executive, financial and accounting officers) and employees. Among other things, the Code of Conduct and Business Ethics addresses such issues as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with applicable law (including insider trading laws), and reporting of illegal or unethical behavior. The Code of Conduct and Business Ethics is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sublink.

In order to enhance understanding of and compliance with the Code of Conduct and Business Ethics, the Company (through a third-party provider) also maintains an on-line training program pursuant to which all directors and officers, and most managerial level employees, must take a series of courses designed to demonstrate the ways in which certain activities might run afoul of the Code of Conduct and Business Ethics. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the Company, through a nationally recognized third-party provider, maintains the CIRCOR International Help Line, a toll-free “hotline” through which employees may report concerns confidentially and anonymously. In addition to facilitating communication of ethical concerns, the Help Line serves as the vehicle through which employees may communicate with the Audit Committee of the Board of Directors confidentially and anonymously regarding any accounting or auditing concerns.

Meetings of and Communications with the Non-Management Directors

The Board has determined that its non-management members will meet a minimum of two times per year to discuss any issues that might more properly be raised outside of the presence of management and has appointed David F. Dietz as Lead Director to facilitate these meetings. The Board also has established a process through which interested parties may communicate directly with Mr. Dietz. In particular, confidential communications may be sent directly to Mr. Dietz at the following address: P.O. Box 146699, Boston, Massachusetts 02114.

Communications by Shareholders with the Full Board of Directors

Any shareholders wishing to communicate directly with the Board as a whole should send their communication either to Mr. Dietz at the P.O. Box address set forth above or to the Company’s corporate headquarters, Attention: Assistant Secretary of the Company. In either case, the communication should contain the specific request that the communication be forwarded to the entire Board. Mr. Dietz and/or the Assistant Secretary shall forward all such communications to the entire Board for consideration.

Nomination of Directors/Director Presence at Annual Meetings

General Criteria

The Nominating and Corporate Governance Committee does not believe it is in the best interests of the Company to establish rigid criteria for the selection of nominees to the Board. Rather, the Committee recognizes that the challenges and needs of the Company will vary over time and, accordingly, believes that the selection of director nominees should be based on skill sets most pertinent to the issues facing or likely to face the Company at the time of nomination. At the same time, the Committee believes that the Company will benefit from a diversity of background and experience on the Board and, therefore, will consider and seek nominees who, in addition to general management experience and business knowledge, possess, among other attributes, an expertise in one or more of the following areas: finance, manufacturing technology, international business, investment banking, business law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Committee believes all director candidates must possess including:

•	A commitment to ethics and integrity;

•	A commitment to personal and organizational accountability;

•	A history of achievement that reflects superior standards for themselves and others; and

•	A willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player.

As noted in the Corporate Governance Guidelines, a majority of directors must be independent. The Committee, however, also believes that, absent special circumstances, all directors other than Chief Executive Officer should be independent.

Shareholder Nominations

The Nominating and Corporate Governance Committee will consider nominees for directors recommended by shareholders when such recommendations are made in accordance with the notice and information provisions of the Company’s By-laws. In particular, a shareholder must deliver written notice of such recommendation to the Secretary of the Company, at the Company’s principal executive offices, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, in order to be considered by the Nominating and Corporate Governance Committee for nomination as director at the Annual Meeting to be held in 2005, shareholder recommendations for director nominees must be received by CIRCOR’s Secretary between December 23, 2004 and January 21, 2005. In addition, as provided in the By-laws, any such recommendation also must set forth (a) all information relating to each such shareholder nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) with respect to the shareholder making the recommendation and the beneficial owner, if any, on whose behalf the recommendation is made, the name, address, class and number of shares held by such shareholder and/or beneficial owner. Recommendations that meet the criteria outlined above and meet the notice and information provisions of the Company’s By-laws described above will be forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration by the Committee.

Selection and Evaluation of Candidates

In addition to considering candidates recommended by shareholders, the Committee may consider candidates recommended by current directors, officers and employees of the Company and, in addition, from time to time, may utilize the services of a search firm to identify and approach potential candidates. In evaluating candidates for director, the Committee applies the skills, experience, qualifications and demeanor of the individual against the general criteria set forth above, including the particular needs of and issues facing the Company at the time. In addition, with regard to current directors, the Committee takes into consideration such individuals’ past performance as a director. The Committee intends to evaluate any shareholder candidates in the same manner as candidates from all other sources.

Director Attendance at Annual Meetings

To date, our Board has not adopted a formal policy regarding director attendance at Annual Meetings. As a practical matter, however, the Board typically schedules a Board meeting either on or the day before the date of the Annual Meeting, and our Directors, therefore, are encouraged to and typically do attend the Annual Meeting. At our last Annual Meeting, which was held on April 24, 2003, all of our Directors were in attendance with the exception of Mr. Brady who, at that time, had just joined our Board and was unable to attend due to a prior commitment.

Our Board and Committee Structure

The Board

Our Board of Directors currently consists of seven members who are divided into three classes, with three Directors in Class I, two Directors in Class II and two Directors in Class III. Directors serve for staggered three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting. Our Board maintains three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The table below sets forth the name, age, director class and committee membership for each of our directors as of March 23, 2004:

Director	Age	Director Class	Audit Committee	Compensation Committee	Nom/Corporate Governance Committee	Non-Mgmt Directors
David A. Bloss, Sr.	53	III
Jerome D. Brady	60	II		O	O	O
Thomas E. Callahan	64	III	O	+		O
Dewain K. Cross	66	II	+		O	O
David F. Dietz	54	I			O	^
Douglas M. Hayes	60	I		O	+	O
Thomas E. Naugle	65	I	O		O	O

+ Chairman of Committee	Director Class Term Expires at annual meeting:	I = 2006
O Committee Member		II = 2004
^ Lead Director		III = 2005

David A. Bloss, Sr.    Mr. Bloss has been employed as our Chairman, President and Chief Executive Officer since August 1999. In addition, from June 1993 until our October 1999 spin-off from Watts Water Technologies, Inc. (f/k/a Watts Industries, Inc.) (“Watts”), Mr. Bloss was employed by Watts, first as Executive Vice President and then as President and Chief Operating Officer. Prior to joining Watts, Mr. Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving as President of the Superabrasives Division.

Jerome D. Brady.    Mr. Brady joined the Company’s Board of Directors in April of 2003. Prior to retiring in 2000, Mr. Brady served as the President and Chief Executive Officer of C&K Components, Inc., a manufacturer of electronic components located in Watertown, Massachusetts. He also previously served as Chairman, President and Chief Executive Officer of AM International, Inc., a global manufacturer of printing equipment, headquartered in Rosemont, Illinois. Mr. Brady is also a director of Franklin Electric Company, Inc.

Thomas E. Callahan.    Mr. Callahan has served as a member of the Company’s Board of Directors since October 2002. Prior to retiring at the end of 2001, Mr. Callahan served as the Senior Vice President and Chief Financial Officer of Welch Foods, Inc. from 1990 until his retirement in 2001. He also served as a director of Welch Foods from 1996 through the end of 2001. Mr. Callahan currently is a Trustee of the Tilton School in Tilton, New Hampshire and is a former director of the Boston Chapter of Financial Executives International.

Dewain K. Cross.    Mr. Cross has served as a member of the Company’s Board of Directors since its inception in July 1999. Mr. Cross retired from Cooper Industries, Inc. in 1995 after serving fifteen years as Cooper Industries’ Senior Vice President, Finance and eight years prior to that as Vice President, Finance. Mr. Cross began his career with Cooper Industries in 1966 and held various accounting, taxation and treasury positions until he was named Vice President, Finance in 1972. Mr. Cross is also a director of Magnetek, Inc. and Register.com, Inc.

David F. Dietz.    Mr. Dietz has served as a member of the Company’s Board of Directors since its inception in July 1999. Mr. Dietz or his professional corporation has been a partner of the law firm of Goodwin Procter LLP since 1984. Mr. Dietz is also a director of the Andover Companies, a property and casualty insurance company, and High Liner Foods (USA), Inc., a frozen food company.

Douglas M. Hayes.    Mr. Hayes has served as a member of the Company’s Board of Directors since October 2002. Since 1997, Mr. Hayes has been the President of Hayes Capital Corporation, a private investment firm, and from 1997 through 2002 he also served as Chairman of Compass Aerospace Corporation, an aerospace parts manufacturer. From 1986 through 1997, Mr. Hayes was a Managing Director of the investment firm Donaldson, Lufkin & Jenrette. Mr. Hayes currently is a member of the board of directors of Reliance Steel and Aluminum Co. and Sands Regency, Inc. and a former director of Gametech International, Inc.

Thomas E. Naugle.    Mr. Naugle has served as a member of the Company’s Board of Directors since October 2002. Mr. Naugle has been the President of Naugle & Company, a private investment and management firm, since August 1982. From 1984 until 1999, Mr. Naugle also served as the Chairman and Chief Executive Officer of Barrett Trailers, Inc., a manufacturer of semi-trailers, and from 1986 through 1996 he was the Chairman and Chief Executive Officer of Tulsa Winch, Inc. From 1967 through 1982, Mr. Naugle held a series of senior management positions at Cooper Industries. Mr. Naugle currently serves as a director of AAON, Inc. and as a director of the Tulsa Boys’ Home.

Committees

Audit Committee.    The Audit Committee, which consists of Messrs. Cross, Callahan and Naugle, is directly responsible for overseeing the integrity of the Company’s financial statements and for the appointment, compensation, retention and oversight of the work of the firm of independent auditors that audits the Company’s financial statements and performs services related to the audit. Among other responsibilities, the Audit Committee also reviews the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company’s annual and quarterly operating results, considers the adequacy of the Company’s internal accounting procedures and controls, and considers the effect of such procedures on the auditors’ independence. The Audit Committee also is responsible for overseeing the Company’s internal audit function and for overseeing the Company’s compliance with legal and regulatory requirements. In accordance with the requirements of the NYSE, the Board of Directors, during the year ended December 31, 2000, adopted an Audit Committee Charter. During the Company’s 2003 fiscal year, minor revisions were made to the Audit Committee Charter to ensure compliance with revised NYSE and SEC requirements and to more clearly delineate the delegation of certain board functions as between the Audit Committee and the Nominating and Corporate Governance Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A and also is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sublink. Each member of the Audit Committee is “independent” as that term is defined in both the applicable listing standards of the NYSE and the recently adopted rules of the SEC. Each member also meets the financial literacy requirements of the NYSE, and, in addition, the Board has determined that at least two of the Committee’s members, Messrs. Cross and Callahan, are “audit committee financial experts” under the standards adopted by the SEC.

Compensation Committee.    The Compensation Committee, which consists of Messrs. Callahan, Brady and Hayes (all of whom have been affirmatively determined by the full Board to be independent directors), reviews and recommends the compensation arrangements for the Company’s Chief Executive Officer and for all other officers and senior level employees, reviews general compensation levels for other employees as a group, determines the awards to be granted to eligible persons under the Company’s 1999 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee operates in accordance with a charter which is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sublink.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, which consists of Messrs. Hayes, Brady, Cross, Dietz and Naugle (all of whom have been affirmatively determined by the full Board to be independent directors), is responsible for establishing criteria for selection of directors, identifying individuals qualified to become directors, and recommending candidates to the Board for nomination as directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending to the Board a set of corporate governance principles applicable to the Company, overseeing the evaluation of the Board and management, and (together with the Audit Committee) monitoring compliance with the Company’s Code of Conduct and Business Ethics. The Nominating and Corporate Governance Committee operates in accordance with a charter which is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sublink.

Board and Committee Meetings

The following table sets forth the number of meetings held during Fiscal 2003 by the full Board and by each committee. Each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member during the time each such individual was a member of the Board.

Number of Meetings Held
Board of Directors	5
Audit Committee	8
Compensation Committee	2
Nominating and Corporate Governance Committee	6

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, two Class II Directors will be elected to serve until the annual meeting of stockholders in 2007 and until each such Director’s successor is duly elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the full Board of Directors has nominated Jerome D. Brady and Dewain K. Cross, the current Class II Directors, for re-election. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Jerome D. Brady and Dewain K. Cross as Directors. Messrs. Brady and Cross each have agreed to stand for re-election and to serve, if re-elected, as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

MANAGEMENT

Executive Officers and Key Employees

Our executive officers and key employees, and their respective ages and positions as of March 23, 2004, are as follows:

Name	Age	Position
David A. Bloss, Sr.	53	Chairman, President and Chief Executive Officer
Kenneth W. Smith	53	Vice President, Chief Financial Officer and Treasurer
Stephen J. Carriere	48	Vice President, Corporate Controller and Assistant Treasurer
Alan J. Glass	40	General Counsel and Assistant Secretary
Alan R. Carlsen	56	Group Vice President, Thermal Fluid Controls Products
Paul M. Coppinger	42	Group Vice President, Petrochemical Products
Carl J. Nasca	52	Vice President and General Manager, Circor Aerospace Products
Barry L. Taylor, Sr.	48	Vice President and General Manager, Circor Instrumentation Technologies

David A. Bloss, Sr.    Mr. Bloss has been employed as our Chairman, President and Chief Executive Officer since August 1999. In addition, from June 1993 until our October 1999 spin-off from Watts Industries, Inc. (“Watts”), Mr. Bloss was employed by Watts, first as Executive Vice President and then as President and Chief Operating Officer. Prior to joining Watts, Mr. Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving as President of the Superabrasives Division.

Kenneth W. Smith.    Mr. Smith has served as our Vice President, Chief Financial Officer and Treasurer since April 2000. Mr. Smith served as the Vice President of Finance at North Safety Products, a division of Invensys plc, from January 1997 to April 2000. From 1986 through December 1996, he served in a variety of senior financial positions for Digital Equipment Corporation. Prior to 1986, Mr. Smith was a certified public accountant for Ernst & Young.

Stephen J. Carriere.    Mr. Carriere has served as our Vice President, Corporate Controller and Assistant Treasurer since March 2000 and as Corporate Controller since shortly after we were created in July 1999. He joined Watts as Assistant Corporate Controller in January 1997 and served in that position until we were spun off in October 1999. From September 1982 to January 1997, he worked at Wang Laboratories, Inc. where he held a variety of U.S. and international controllership and senior corporate finance positions. Prior to 1982, Mr. Carriere was associated with Child World, Inc. and served as a certified public accountant for KPMG LLP.

Alan J. Glass.    Mr. Glass has served as our General Counsel and Assistant Secretary since February 2003 and as Corporate Counsel and Assistant Secretary since February 2000. Mr. Glass served as Corporate Counsel and Assistant Secretary of Wyman-Gordon Company, an aerospace manufacturer, from June 1996 to February 2000. Prior to that time, he spent seven years in private practice as a general corporate attorney.

Alan R. Carlsen.    Mr. Carlsen assumed his present position as Group Vice President, Thermal Fluid Control Products in November 2003. Prior to this appointment and since our spin-off from Watts, Mr. Carlsen has served in a number of roles including Executive Vice President—Operations, Senior Vice President—Manufacturing, and Vice President, Instrumentation and Fluid Regulation Products. Mr. Carlsen served as Group Vice President of Steam Products for Watts from September 1998 until August 1999. Prior to that time, Mr. Carlsen was the Vice President and General Manager of Leslie Controls, Inc. from July 1997 to September 1998, was the Corporate Vice President of Manufacturing of Watts from June 1995 to July 1997 and prior to that was Director of Manufacturing for Senior Flexonics, Inc., a manufacturer of tubular goods.

Paul M. Coppinger.    Mr. Coppinger joined us in July 2001 as Group Vice President—Petrochemical Products. From October 1999 until July 2001, Mr. Coppinger was an owner and President of Copprex, Inc., a manufacturer of commercial appliances. Prior to that, he spent 13 years with Baker Hughes, most recently serving as Vice President Sales & Marketing of EIMCO, its $200-million process equipment division. While at Baker Hughes, Mr. Coppinger had significant international experience, spending five years in Singapore and Indonesia in support of the Pacific Rim activities of the Baker Tools division.

Carl J. Nasca.    Mr. Nasca assumed his current position as Vice President, Circor Aerospace Products in December 2003. Since joining the Company in December 1999, Mr. Nasca has served first as Vice President of Industrial Sales and Marketing, Circle Seal Controls, and then as Vice President, Instrumentation Products. From April 1999 to November 1999, he was the Vice President and Regional Manager for Ingersoll-Rand. Prior to that time, Mr. Nasca served as the General Manager of the Portable Air Compressor Division of Ingersoll-Rand from January 1997 to April 1999 and Business Unit Manager for the Rock Drill Division of Ingersoll-Rand from March 1995 to December 1996.

Barry L. Taylor, Sr.    Mr. Taylor assumed his current position as Vice President and General Manager, Circor Instrumentation Products in December 2003. Prior to that, Mr. Taylor served for 16 years in a series of increasingly responsible positions with our Hoke, Inc. subsidiary, including Materials Manager, Plant Manager, Vice President of U.S. Manufacturing, Vice President of Worldwide Manufacturing, and Vice President and General Manager, Operations.

Certain Relationships

There are no family relationships among any of our directors or executive officers. In addition, the Company, during Fiscal 2003, was not a party to any transactions in which an executive officer, director, nominee, 5% shareholder or family member of any of the foregoing persons had a material direct or indirect interest. During Fiscal 2003, no executive officer, director, nominee, or family member of any of the foregoing persons; corporation or organization (other than subsidiaries of the Company) of which an officer, director or nominee of the Company is an executive officer or partner; or trust or other estate with respect to which an executive officer, director or nominee of the Company has a substantial beneficial interest or serves as trustee was indebted to the Company.

COMPENSATION

Director Compensation

Directors receive such compensation for their services as the Board of Directors may from time to time determine. Further, each director is reimbursed for reasonable travel and other expenses incurred in attending meetings. Currently, our non-employee directors receive cash compensation as follows:

Annual Retainer	$27,500

Chairman Fee (Audit Committee)	$4,000

Chairman Fee (other committees incl. lead director)	$3,000

Committee Meeting Attendance (Audit Committee)	$1,000

Committee Meeting Attendance (Compensation and Nominating/Corporate Gov. Committees)	$500

Telephonic Committee Meetings (all committees)	$500

Until recently, each director also received an annual grant of a non-qualified option to acquire 3,000 shares of Common Stock. However, with respect to the most recent grant which was made in January 2004, each non-employee director received a non-qualified option to acquire 1,500 shares of Common Stock and a grant of 500 restricted stock units which are convertible into shares of Common Stock on a one-for-one basis. At his election, each director, under our Management Stock Purchase Plan, may elect to defer all or part of such director’s annual retainer for the purchase of restricted stock units at a 33% discount from the closing price of our Common Stock on the date of the fee payments. Additionally, each non-employee director has received a non-qualified option to acquire 10,000 shares of Common Stock in connection with his initial appointment to serve on the Board of Directors. Those directors who are our employees do not receive compensation for their services as directors.

Executive Compensation

The following table sets forth the compensation paid in each of our last three completed fiscal years to our Chief Executive Officer and our four most highly compensated executive officers who were serving as executive officers at the end of 2003, each of whose total salary and bonus exceeded $100,000 during 2003. We refer to each of these individuals in this Proxy Statement as our “named executive officers.”

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Restricted Stock Unit(s) (1)(2)(3)		Securities Underlying Options Granted	All Other Compensation (4)
Name and Principal Position	Year	Salary	Bonus (1)
David A. Bloss, Sr.	2003	$473,870	$	— (1)(5)	$399,596	(5)	—	$20,806
Chairman, President and Chief Executive Officer	2002 2001	434,700 420,000		— (1)(5) — (1)(5)	30,360 409,956	(5) (5)	100,000 70,000	21,417 15,600

Kenneth W. Smith	2003	221,165		40,173(1)(6)	59,923	(6)	—	13,092
Vice President, Chief Financial Officer and Treasurer	2002 2001	211,000 195,700		— (1)(6) 59,738(1)(6)	9,825 38,189	(6) (6)	25,000 25,000	12,941 12,000

Alan R. Carlsen	2003	238,452		— (1)(7)	119,869	(7)	—	14,172
Group Vice President, Thermal Fluid Controls Products	2002 2001	249,792 240,000		— (1)(7) — (1)(7)	13,950 187,412	(7) (7)	25,000 25,000	13,805 222,314

Paul M. Coppinger	2003	188,136		— (1)(8)	116,733	(8)	—	8,633
Group Vice President, Petrochemical Products	2002 2001	187,775 78,506		— (1)(8) — (1)(8)	28,020 44,759	(8) (8)	10,000 10,000	8,626 13,740

Barry L. Taylor, Sr.
Vice President and General Manager, Circor Instrumentation Technologies	2003 2002 2001	188,835 181,168 175,048		30,586(1)(9) — (1)(9) 12,754(1)(9)	45,643 — 8,147	(9) (9) (9)	— 8,000 8,000	8,670 8,654 8,625

(1)	Bonuses are awarded under our Executive Incentive Bonus Plan (the “Bonus Plan”). Under the Bonus Plan, executives are eligible to receive a bonus up to a specified maximum percentage of base salary based on performance goals assigned by the Compensation Committee. Our named executive officers also are eligible to participate in our Management Stock Purchase Plan (the “MSPP”). Under the MSPP, executives may make an advance election to receive restricted stock units, or RSUs, in lieu of a specified percentage or dollar amount of the executive’s annual incentive cash bonus under the Bonus Plan. RSUs are issued in whole units only (fractional RSUs are returned to the participant in the form of cash) on the basis of a 33% discount to the fair market value of our Common Stock on the date the underlying bonus is paid or otherwise would be paid (the “RSU Cost”) and generally vest three years after the date of grant, at which time they are converted into shares of our Common Stock unless the executive has previously elected a longer deferral period. The “Bonus” column on the table lists that portion of each named executive officer’s bonus that was NOT deferred into the receipt of RSUs. The following percentage of their bonus for the fiscal year ended December 31, 2003 was deferred into the acquisition of RSUs: Mr. Bloss – 100%; Mr. Smith – 50%; Mr. Carlsen – 100%; Mr. Coppinger – 100%.; and Mr. Taylor – 50%.
(2)	Represents the dollar value (net of any consideration paid by the named executive officer) of RSUs received under the MSPP determined by multiplying the number of RSUs received by the fair market value of our Common Stock of $18.99, $15.00 and $23.76, respectively on the RSU grant dates of February 13, 2002, February 12, 2003 and March 5, 2004.

(3)	For the year ended December 31, 2003, RSUs were awarded as of March 4, 2004 by dividing the named executive officer’s election amount by $15.92 which was 67% of $23.76, the closing market price of our Common Stock on March 4, 2004 (the “2003 RSU Cost”). For the year ended December 31, 2002, RSUs were awarded as of February 12, 2003 by dividing the named executive officer’s election amount by $10.05 which was 67% of $15.00, the closing market price of our Common Stock on February 12, 2003 (the “2002 RSU Cost”). For the year ended December 31, 2001, RSUs were awarded as of February 13, 2002 by dividing the named executive officer’s election amount by $12.72 which was 67% of $18.99, the closing market price of our Common Stock on February 13, 2002 (the “2001 RSU Cost”). Each RSU is 100% vested three years after the date of grant, and at the end of a deferral period, if one had been specified by the named executive officer or upon the named executive officer’s termination of employment under the MSPP, we will issue one share of Common Stock for each vested RSU. Cash dividends, equivalent to those paid on the our Common Stock, will be credited to the named executive officer’s account for each nonvested RSU and will be paid in cash to such person when the RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.
(4)	Consists of car allowance, life insurance premiums for group term life over $50,000 in coverage and, in the case of Mr. Bloss, tax preparation services. In addition, Mr. Carlsen’s amount for 2001 includes $36,248 of housing allowance and $174,067 in moving expenses and allowances. Mr. Coppinger’s amount for 2001 includes $10,000 of moving expenses.
(5)	For the year ended December 31, 2003, Mr. Bloss received 16,818 RSUs in lieu of receiving all of his incentive bonus of $267,736. This number of RSUs was determined by dividing $267,736 by the 2003 RSU Cost. For the year ended December 31, 2002, Mr. Bloss received 2,024 RSUs in lieu of receiving all of his incentive bonus of $20,345. This number of RSUs was determined by dividing $20,345 by the 2002 RSU cost. For the year ended December 31, 2001, Mr. Bloss received 21,588 RSUs in lieu of receiving all of his incentive bonus of $274,671. This number of RSUs was determined by dividing $274,671 by the 2001 RSU cost. Mr. Bloss held 49,665 RSUs at December 31, 2003 with a value of $1,196,927 based on a closing price of our Common Stock of $24.10 on December 31, 2003.
(6)	For the year ended December 31, 2003, Mr. Smith received 2,522 RSUs in lieu of receiving 50% of his bonus of $80,321. This number of RSUs was determined by dividing $40,160 by the 2003 RSU Cost. For the year ended December 31, 2002, Mr. Smith received 655 RSUs in lieu of receiving all of his incentive bonus of $6,584. This number of RSUs was determined by dividing $6,584 by the 2002 RSU cost. For the year ended December 31, 2001, Mr. Smith received 2,011 RSUs in lieu of receiving 30% of his bonus of $85,325. This number of RSUs was determined by dividing $25,587 by the 2001 RSU Cost. Mr. Smith held 3,712 RSUs at December 31, 2003 with a value of $89,459 based on a closing price of our Common Stock of $24.10 on December 31, 2003.
(7)	For the year ended December 31, 2003, Mr. Carlsen received 5,045 RSUs in lieu of receiving all of his incentive bonus of $80,321. This number of RSUs was determined by dividing $80,321 by the 2003 RSU Cost. For the year ended December 31, 2002, Mr. Carlsen received 930 RSUs in lieu of receiving all of his incentive bonus of $9,347. This number of RSUs was determined by dividing $9,347 by the 2002 RSU cost. For the year ended December 31, 2001, Mr. Carlsen received 9,869 RSUs in lieu of receiving all of his incentive bonus of $125,566. This number of RSUs was determined by dividing $125,566 by the 2001 RSU Cost. Mr. Carlsen held 20,014 RSUs at December 31, 2003 with a value of $482,337 based on a closing price of our Common Stock of $24.10 on December 31, 2003.
(8)	For the year ended December 31, 2003, Mr. Coppinger received 4,913 RSUs in lieu of receiving all of his incentive bonus of $78,221. This number of RSUs was determined by dividing $78,221 by the 2003 RSU cost. For the year ended December 31, 2002, Mr. Coppinger received 1,868 RSUs in lieu of receiving all of his incentive bonus of $18,778. This number of RSUs was determined by dividing $18,778 by the 2002 RSU cost. For the year ended December 31, 2001, Mr. Coppinger received 2,357 RSUs in lieu of receiving all of his bonus of $29,989. This number of RSUs was determined by dividing $29,989 by the 2001 RSU Cost. Mr. Coppinger held 4,225 RSUs at December 31, 2003 with a value of $101,823 based on a closing price of our Common Stock of $24.10 on December 31, 2003.
(9)	For the year ended December 31, 2003, Mr. Taylor received 1,921 RSUs in lieu of receiving 50% of his incentive bonus of $61,167. This number of RSUs was determined by dividing $30,583 by the 2003 RSU cost. For the year ended December 31, 2002, Mr. Taylor did not receive any bonus. For the year ended December 31, 2001, Mr. Taylor received 429 RSUs in lieu of receiving 30% of his bonus of $18,212. This number of RSUs was determined by dividing $5,458 by the 2001 RSU Cost. Mr. Taylor held 3,208 RSUs at December 31, 2003 with a value of $77,313 based on a closing price of our Common Stock of $24.10 on December 31, 2003.

Option Grants in Fiscal Year 2003

In Fiscal 2003, our Compensation Committee determined that equity incentives should be issued at the commencement of a fiscal year. As a result, whereas stock option grants had been made during the month of October in Fiscal 2002 and Fiscal 2001 and during the month of August in Fiscal 2000, the most recent equity incentives were granted in January 2004. Consequently, only 15,000 options were granted during Fiscal 2003. Of these options, 5,000 were granted in connection with the commencement of employment of one employee and the other 10,000 were granted to Mr. Brady in connection with the commencement of his service as a Director. Accordingly, none of our named executive officers received stock option grants during the fiscal year ended December 31, 2003.

Option Exercises and Option Values

The following table sets forth information concerning the aggregate number of options exercised in 2003 and the number and value of unexercised options to purchase our Common Stock held by our named executive officers at December 31, 2003.

Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized (1)	Number of Shares of Common Stock Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Bloss, Sr	—	—	499,342	190,300	$6,400,438	$2,200,928
Kenneth W. Smith	—	—	63,000	67,000	781,600	755,900
Alan R. Carlsen	49,011	$227,450	22,900	54,900	237,228	628,328
Paul M. Coppinger	—	—	4,000	16,000	35,960	143,840
Barry L. Taylor, Sr.	13,920	157,493	5,440	19,840	61,472	227,456

(1)	The transactions occurred through a broker-arranged cashless exercise of options. The value realized consists of the difference between the aggregate sale price for the underlying shares less the aggregate exercise price and excludes brokerage fees and taxes.
(2)	Based on the last reported sale price of our Common Stock on the NYSE on December 31, 2003 less the option exercise price.

COMMITTEE REPORTS

Report of the Compensation Committee of the Board of Directors

on Executive Compensation

Overall Policy.    The Compensation Committee reviews and approves the cash and non-cash compensation policies and programs and major changes in the Company’s benefit plans that are applicable to the Chief Executive Officer, those individuals who directly report to the Chief Executive Officer, and any other individuals or groups the Committee deems appropriate based on the recommendation of the Chief Executive Officer.

The Company’s executive compensation philosophy is to provide direct compensation programs and potential earnings opportunities which reflect the relative size and performance of the Company and which are aligned with increasing stockholder value. The compensation programs, therefore, are designed to attract, retain and motivate key executives to achieve strategic business initiatives that are adopted to increase stockholder value and reward them for their achievement. In formulating and implementing its compensation philosophy, the Committee has obtained advice from Watson Wyatt & Company (“Watson Wyatt”), an independent compensation consulting firm.

Implementing Guidelines.    In implementing its compensation philosophy for executives, including the Chief Executive Officer, the Committee acts according to the following guidelines:

•	Determining relevant market data for the positions it reviews as set forth in published surveys of the broader general industry.

•	Considering specific information on pay practices about key executive positions in peer organizations.

•	Setting base salaries in light of both market data and the individual’s performance, background, experiences and personal skills.

•	Providing competitive and leveraged annual incentive opportunities based on achieving performance goals that reflect stockholder value creation, the strategic direction of the Company for the year and the individual’s performance during the year.

•	Providing competitive and leveraged long-term incentive opportunities which will provide rewards for increasing stockholder value, achieving long-term performance goals of the Company and assuring that executives have earnings opportunities similar to their peers at comparable organizations.

Stock Ownership Guidelines.    The Committee believes that executives, as owners, will act in a manner consistent with the best interests of the stockholders. As such, the Committee believes that executives should hold prescribed amounts of Company stock and has established targets for each executive.

Specific Programs.    Executive compensation packages generally consist of three components: (1) base salary; (2) annual incentive pursuant to the Bonus Plan; and (3) long-term incentives pursuant to the 1999 Stock Option and Incentive Plan. Under the Bonus Plan, executives are eligible to receive a bonus up to a specified maximum percentage of base salary based on either three or four goals assigned by the Committee for the particular year. Each goal carries equal weight. In addition, if 100% of each of the goals is achieved, the executive may achieve a bonus up to twice the maximum percentage based on the extent to which each objective is exceeded. Under the 1999 Stock Option and Incentive Plan, the Committee may grant to key personnel options with respect to the Company’s Common Stock as well as other stock-based awards such as restricted and unrestricted shares, performance shares, deferred stock awards, and dividend equivalent rights. Such stock-based awards are designed to align the interests of executives with those of the stockholders, since the full benefit of such awards cannot be realized unless the stock price appreciates. As noted previously, the Committee, during Fiscal 2003, determined that equity incentives should be issued at the commencement of a fiscal year. As a result, whereas stock option grants had been made during the month of October in Fiscal 2001 and Fiscal 2002 and during the month of August in Fiscal 2000, the most recent equity incentives were granted in January 2004. As a result, only 15,000 options were granted during Fiscal 2003 with none of these grants being to executive officers. In addition, in connection with the January 2004 and all subsequent grants of equity incentives, the Committee has decided it is in the best interests of the Company and its shareholders to adopt what it perceives as a growing trend away from the grant of stock options in favor of grants of restricted stock. Accordingly, the Committee structured its January 2004 grants such that the potential realizable value would be split equally between stock options and restricted stock units. In addition, the Committee currently intends that all future equity incentives will be in the form of restricted stock rather than options. The Company’s executives are also eligible to participate in the MSPP. Under the MSPP, which is a component plan to the 1999 Stock Option and Incentive Plan, executives may make an advance election to receive RSUs in lieu of a specified percentage or dollar amount of such executive’s annual incentive under the Bonus Plan. RSUs are issued on the basis of a 33% discount to the closing price of the Company’s stock on the day the incentive bonuses are paid or otherwise would be paid and generally vest over a three year period, at which time they are converted into shares of Common Stock unless the executive previously has elected a longer deferral period.

Compensation of the CEO.    As with other executive officers, the compensation package for the Chief Executive Officer is comprised of base salary, bonus opportunity, and stock-based compensation. In determining the base salary for the CEO, the Committee, with the advice of Watson Wyatt, relied significantly on comparisons with a select group of specific peer companies as well as several reputable published compensation surveys for industrial manufacturers. In addition, the Committee considered the operating results and change in stockholder value of the Company for Fiscal 2002 in determining the CEO’s base salary for Fiscal 2003. For Fiscal 2003, the Committee set Mr. Bloss’ initial salary at $447,701 with an increase to $500,000 effective July 1, 2003. To establish the CEO’s bonus opportunity, the Committee established specific goals consistent with those established for other corporate executive officers under the Bonus Plan. In determining the maximum percentage opportunity for the CEO under the Bonus Plan, the Committee considered comparable data from specific peer companies as well as other industrial manufacturers. For Fiscal 2003, the Committee set Mr. Bloss’ maximum bonus opportunity under the Bonus Plan at 75%. As a result of the Company’s performance against the established goals, Mr. Bloss received a bonus of $267,736 for Fiscal 2003. At Mr. Bloss’ advance election, his entire bonus was deferred into the receipt of RSUs. In line with the Committee’s decision to shift equity incentive grants to the beginning of a fiscal year, Mr. Bloss did not receive any stock-based incentives during Fiscal 2003.

Policy Regarding Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance.

Submitted by the Compensation Committee of the Board of Directors

Thomas E. Callahan

Jerome D. Brady

Douglas M. Hayes

Report of the Audit Committee of the Board of Directors

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter which initially was adopted by the Board of Directors of the Company on May 24, 2000. During the Company’s 2003 fiscal year, minor revisions were made to the Audit Committee Charter to ensure compliance with revised NYSE and SEC requirements and to more clearly delineate the delegation of certain board functions as between the Audit Committee and the Nominating and Corporate Governance Committee. Pursuant to its charter, the Audit Committee is primarily responsible for overseeing and monitoring the accounting, financial reporting and internal controls practices of the Company and its subsidiaries. Its primary objective is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent auditors. The Committee also oversees the performance of the Company’s internal audit capability and the Company’s compliance with legal and regulatory requirements.

It is important to note, however, that the role of the Audit Committee is one of oversight, and the Committee relies, without independent verification, on the information provided to it and the representations made by management, the internal auditors and the independent auditors. Management retains direct responsibility for the financial reporting process and system of internal controls.

In furtherance of its role, the Audit Committee has an annual agenda which includes periodic reviews of the Company’s internal controls and of areas of potential exposure for the Company such as environmental and litigation matters. The Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent auditors and management report annually to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed. All of the audit, audit-related, tax and other services provided by KPMG LLP in Fiscal 2003 and related fees were approved in accordance with the Audit Committee’s policy.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and it has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee also has received written disclosures and a letter from KPMG LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Submitted by the Audit Committee of the Board of Directors

Dewain K. Cross

Thomas E. Callahan

Thomas E. Naugle

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Company’s Common Stock with the total return of companies included within the Standard & Poor’s 500 Composite Index and a peer group of companies engaged in the valve, pump and fluid control industry for the period commencing October 19, 1999 (the date on which the Company’s Common Stock started trading) and ending December 31, 2003. The calculation of total cumulative return assumes a $100 investment in the Company’s Common Stock, the Standard & Poor’s 500 Composite Index and the peer group on October 19, 1999, the first date trading in the Company’s Common Stock commenced following the pro-rata distribution of all of the Company’s Common Stock to the Watts stockholders, and the reinvestment of all dividends. The historical information set forth below is not necessarily indicative of future performance.

EMPLOYMENT AGREEMENTS

On October 23, 2002, the Employment Agreement between the Company and Mr. Bloss, originally entered into on September 16, 1999, was amended and restated in its entirety. Under this agreement, Mr. Bloss serves as the Chairman, President and Chief Executive Officer of the Company for an additional term of three years that began on September 16, 2002. The Agreement will be automatically extended for additional one-year terms unless either the Company or Mr. Bloss elects to terminate it by notice in writing at least 90 days prior to the third anniversary of the Agreement or each anniversary thereafter. Since July 1, 2003, Mr. Bloss’ base salary has been $500,000. Mr. Bloss is also eligible to receive incentive compensation in an amount to be determined by our Board of Directors as well as compensation for country club initiation fees and dues and tax preparation and planning services.

Upon termination of employment due to the death or disability of Mr. Bloss, all unexercisable stock options will immediately vest and will be exercisable for one year and the Company will pay health insurance premiums for Mr. Bloss and his family for one year.

If employment is terminated by Mr. Bloss for “good reason”, or if the Company terminates his employment without “cause,” Mr. Bloss will receive a severance payment equal to two times the sum of his average base salary and average incentive compensation (as determined in accordance with the agreement), payable over 24 months. In addition, certain stock options and restricted stock units held by Mr. Bloss will become exercisable or nonforfeitable, and Mr. Bloss will receive additional vesting credit under the supplemental plan.

If a “change in control” (as defined in the Agreement) occurs and Mr. Bloss’ employment is terminated by the Company without cause or by Mr. Bloss with good reason within 18 months of such change in control, Mr. Bloss will receive a lump sum amount in cash equal to three times the sum of his then current base salary and highest bonus during the three preceding fiscal years, all of his stock options and stock-based awards will become immediately exercisable, he will be fully vested in his accrued benefit under the supplemental executive retirement plan and will be credited with an additional 36 months of benefit service under the supplemental plan. The Company will pay health insurance premiums for Mr. Bloss and his family for three years and the Company will continue to pay Mr. Bloss an automobile leasing allowance for three years. In addition, Mr. Bloss will receive a tax gross-up payment to cover any excise tax due.

We also have entered into Change of Control Agreements with Messrs. Carlsen, Carriere, Coppinger, Glass, Nasca, Smith and Taylor. These agreements generally provide the same change of control provisions as in Mr. Bloss’ Employment Agreement, except that (i) each of these agreements applies to terminations within twelve (12) months of the change of control event and does not contain a tax gross-up provision, (ii) the agreements with Messrs. Carlsen and Smith provide a lump sum payment equal to two times the sum of the executive’s annual salary and highest bonus during the past three fiscal years, provide for an additional 24 months of benefit service under the supplemental plan, and provide for medical insurance and automobile allowance for a two-year period and (iii) the agreements with Messrs. Carriere, Coppinger, Glass, Nasca and Taylor provide for a lump sum payment equal to one times the sum of the executive’s annual salary and highest bonus during the three preceding fiscal years, provide for medical insurance for one year, and do not provide for additional credit under the supplemental plan or for automobile leasing.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors. As we have noted above, Mr. Dietz is a partner of Goodwin Procter LLP, a law firm which provides legal services to the Company.

Our policy is that any future transactions with our directors, officers, employees or affiliates be approved in advance by a majority of our Board of Directors, including a majority of the disinterested members of our Board of Directors, and be on terms no less favorable to us than we could obtain from non-affiliated parties.

Pension Plan and Supplemental Plan

The Company sponsors a qualified noncontributory defined benefit pension plan for eligible salaried employees, including the named executive officers specified in the Summary Compensation Table above, and maintains a nonqualified noncontributory defined benefit supplemental plan for certain highly compensated employees, which also covers the named executive officers specified in the Summary Compensation Table. The eligibility requirements of the pension plan are generally the attainment of age 21 and the completion of at least 1,000 hours of service in a specified 12-month period. The assets of the pension plan are maintained in a trust fund at State Street Bank and Trust Company. The pension plan is administered by a retirement plan committee appointed by the Board of Directors. Annual contributions to the pension plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The pension plan provides for monthly benefits to, or on behalf of, each participant at age 65 and has provisions for early retirement after attainment of age 55 and five years of service and surviving spouse benefits after five years of service. Participants in the pension plan who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The pension plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

The normal retirement benefit for participants in the pension plan is an annuity payable monthly over the participant’s life. If the participant is married, he or she will receive a spousal joint and 50% survivor annuity, unless an election out is made. Generally, the annual normal retirement benefit is an amount equal to 1.67% of the participant’s final average compensation (as defined in the pension plan), reduced by the maximum offset allowance (as defined in the pension plan) multiplied by years of service (maximum 25 years). Annual compensation in excess of $205,000 per year is disregarded for all purposes under the pension plan. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $205,000. Compensation recognized under the pension plan generally includes base salary and annual bonus.

The supplemental plan provides additional monthly benefits to (i) a select group of key executives, (ii) individuals who were projected to receive reduced benefits as a result of changes made to the pension plan to comply with the Tax Reform Act of 1986, (iii) executives who will be affected by Internal Revenue Service limits on compensation under the retirement plans, and (iv) individuals who deferred compensation under the qualified retirement plans. The supplemental plan is not a tax-qualified plan, and is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The supplemental plan is not funded.

Tier one benefits are provided under the supplemental plan to a select group of key executives. The annual benefit under tier one payable at normal retirement is equal to the difference between (x) 2% of the highest three year average pay multiplied by years of service up to ten years, plus 3% of average pay times years of service in excess of ten years, to a maximum of 50% of average pay, less (y) the annual benefit payable under the pension plan formula described above. Normal retirement age under tier one is age 62.

The following table illustrates total annual normal retirement benefits (payable from both the pension plan and from the supplemental plan and assuming attainment of age 62 during 2001) for various levels of final average compensation and years of benefit service under tier one of the supplemental plan.

Final Average Comparison For Three Highest Consecutive Years in Last 10 Years	Estimated Total Annual Retirement (Pension Plan Plus Supplemental Plan, Tier One) Based on Years of Service (1)
	5 Years	10 Years	15 Years	20 Years
$100,000	$10,000	$20,000	$35,000	$50,000
150,000	15,000	30,000	52,500	75,000
200,000	20,000	40,000	70,000	100,000
250,000	25,000	50,000	87,500	125,000
300,000	30,000	60,000	105,000	150,000
350,000	35,000	70,000	122,500	175,000
400,000	40,000	80,000	140,000	200,000
450,000	45,000	90,000	157,500	225,000
500,000	50,000	100,000	175,000	250,000
550,000	55,000	110,000	192,500	275,000
600,000	60,000	120,000	210,000	300,000

(1)	The annual pension plan and supplemental plan benefits are computed on the basis of a straight life annuity.

Messrs. Bloss, Carlsen, Smith, Coppinger and Taylor have ten, eight, three, three and four years, respectively, of benefit service under the pension plan (which includes years of benefit service credited under the Watts pension plan) Messrs. Bloss, Carlsen and Smith are eligible for tier one benefits. Eligible employees are currently limited to a maximum annual benefit under the pension plan of $165,000 (subject to cost of living adjustments and exclusive of additional benefits for those individuals who participate in the supplemental plan) under Internal Revenue Code requirements regardless of their years of service or final average compensation. Accordingly, under current salary levels and law, annual benefits are limited to such amount under the pension plan (exclusive of the supplemental plan).

In addition, our subsidiary, Tomco Products, Inc., which we acquired in October 2002, maintained a qualified noncontributory defined benefit pension plan under which eligible employees generally received a normal retirement benefit in an amount equal to 26% of the highest five-year average annual compensation up to the integration level, plus 42% of average annual compensation in excess of the integration level, reduced for less than 25 years of service. Eligibility, vesting, plan options and compensation limits generally are the same under the Tomco plan as those under the Company’s plan. The assets of the Tomco plan are maintained in a separate trust fund and administered by a separate retirement plan committee. Toward the end of Fiscal 2003, we merged our Tomco Products, Inc. subsidiary into our Hoke, Inc. subsidiary. As a result, we currently are in the process of merging the Tomco pension plan into the Company’s pension plan. None of our named executive officers participates in the Tomco pension plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of Common Stock as of February 15, 2004, by:

•	all persons known by us to own beneficially 5% or more of our Common Stock;

•	each of our directors;

•	our Chief Executive Officer and the other named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within sixty (60) days after February 15, 2004 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. As of February 15, 2004 a total of 15,307,527 shares of Common Stock were outstanding.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	Percent (2)
Gabelli Entities (3)	2,124,000	13.9%
Walter J. Flowers (4)	1,296,990	8.5
Timothy P. Horne (5)	1,104,048	7.2
Morgan Stanley (6)	833,429	5.4
Franklin Resources, Inc. (7)	779,150	5.1
David A. Bloss, Sr. (8)	545,614	3.4
Alan R. Carlsen (9)	84,588	*
Kenneth W. Smith (10)	68,000	*
Dewain K. Cross (11)	22,933	*
David F. Dietz (12)	18,333	*
Barry L. Taylor, Sr. (13)	5,440	*
Thomas E. Naugle (14)	5,334	*
Thomas E. Callahan (15)	4,334	*
Douglas M. Hayes (16)	4,334	*
Paul M. Coppinger (17)	4,000	*
Jerome D. Brady (18)	3,334	*
All executive officers and directors as a group (14) persons (19)	803,932	5.0%

* Less than 1%.

(1)	The address of each stockholder in the table is c/o CIRCOR International, Inc., 35 Corporate Drive, Burlington, Massachusetts 01803, except that the Gabelli Entities’ address is One Corporate Center, Rye, NY 10580; Timothy Horne’s address is c/o Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845; Walter Flowers’ address is 15 Court Square, Suite 340, Boston, MA 02108; Morgan Stanley’s address is 1585 Broadway, New York, NY 10036; and Franklin Resources’ address is One Franklin Parkway, San Mateo, CA 94403.
(2)	The number of shares of Common Stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of Common Stock underlying options, warrants and convertible securities held by such person or group that are exercisable or convertible within 60 days from February 15, 2004, the date of the above table, but excludes shares of Common Stock underlying options, warrants or convertible securities held by any other person.
(3)

The information is based on an amended Schedule 13D filed with the Securities and Exchange Commission on August 26, 2003 on behalf of Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer including, but not limited to, Gabelli Funds LLC and GAMCO Investors, Inc. (the “Gabelli Entities”). According to the Schedule 13D, the Gabelli entities engage in various aspects of the securities business, primarily as investment advisor to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships, Certain Gabelli entities may also make investments for their own accounts. As of August 26, 2003, Gabelli Funds LLC and GAMCO Investors, Inc. held 581,500 and 1,542,900 shares, respectively. Subject to certain limitations, each of the foregoing has all investment and/or voting power in the shares except that GAMCO Investors does not have the authority to vote 22,000 of the shares.

(4)	Mr. Flowers, a partner in the law firm Flowers & Manning, LLP, is the beneficial owner of all shares reported in his capacity as sole trustee under the following trusts: (i) George B. Horne/CIRCOR Trust dated August 20, 2002, a revocable trust which holds 637,500 of the shares reported and for which George B. Horne is the sole beneficiary; (ii) Deborah Makepeace Horne/CIRCOR Trust dated August 20, 2002, a revocable trust which holds 605,620 of the shares reported and for which Deborah Horne is the sole beneficiary; and (iii) Tiffany Rae Horne Irrevocable Trust, an irrevocable trust which holds 53,870 of the shares reported and for which Tiffany Rae Horne is the sole beneficiary. According to a Schedule 13D filed by Mr. Flowers on October 2, 2002, Mr. Flowers retains sole voting power with respect to all of the shares reported and shares with the beneficiary of each of the foregoing trusts dispositive power with regard to the shares held by each such trust.
(5)

The information is based on an amended Schedule 13D filed with the Securities and Exchange Commission on February 13, 2004. Of the 1,104,048 shares for which Mr. Horne has beneficial ownership, 936,910 shares are subject to the terms of The Amended and Restated George B. Horne Voting Trust Agreement—1997 (the “1997 Voting Trust”) and 167,138 shares are held directly by Mr. Horne and not subject to the 1997 Voting Trust. In addition, of the 936,910 shares that are subject to the 1997 Voting Trust, Mr. Horne holds 925,610 shares for his own benefit and 11,300 shares for the benefit of his daughter, Tiffany Rae Horne, under the 1995 George B. Horne Grandchildren’s Trust. Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee’s right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the “Determinate Power”). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determinate Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Walter J. Flowers and Daniel J. Murphy, III (the “Successor Trustees”) will become co-trustees of the 1997 Voting Trust. At any time, Timothy P. Horne, if then living and not subject to incapacity, may designate up to two additional persons, one to be designated as the primary designee (the “Primary Designee”) and the other as the secondary designee (the “Secondary Designee”) to serve in the stead of any Successor Trustee who shall be unable or unwilling to serve as a trustee of the 1997 Voting Trust. Such designations are revocable by Timothy P. Horne at any time prior to the time at which such designees become trustees. If any of the Successor Trustees is unable or unwilling or shall otherwise fail to serve as a trustee of the 1997 Voting Trust, or after becoming a co-trustee shall cease to serve as such for any reason then there shall continue to be two trustees and third trustee shall be selected in accordance with the following line of succession; first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, any individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees shall not concur on matters not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. No trustee or Successor Trustee shall possess the Determinate Power until it is specifically conferred upon such trustee by way of an amendment to the 1997 Voting Trust. The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of Common Stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original deposit of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determinate Power, then by the trustee having the Determinate Power. In certain cases (i.e., changes to the extension, termination and amendment provisions), each individual depositor must also approve amendments. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock that they represent.

(6)	The information is based on a Schedule 13G filed with the Securities and Exchange Commission by Morgan Stanley on February 17, 2004. According to the filing, Morgan Stanley made this filing solely in its capacity as parent company of, and indirect beneficial owner of securities held by, one of its business units which manages investment accounts on a discretionary basis. According to the filing, Morgan Stanley has shared voting power and shared dispositive power with respect to 831,729 of the 833,429 shares.
(7)	The information is based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 on behalf of Franklin Resources, Inc. (a parent holding company), Charles B. Johnson and Rupert H. Johnson, Jr. as principal shareholders of Franklin Resources, Inc., and Franklin Advisory Services, LLC as Reporting Persons. According to this filing, the 779,150 shares reported on are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by Franklin Advisory Services, LLC, an investment advisory subsidiary of Franklin Resources, Inc. Franklin Advisory Services, LLC holds all voting and disposal power with respect to all 779,150 shares
(8)	Includes 499,342 shares of Common Stock issuable upon the exercise of currently exercisable options. With the approval of the Company’s Compensation Committee, Mr. Bloss transferred options for 68,436 of these 400,444 shares to three trusts for the benefit of each of his three adult children. Mr. Bloss’ wife serves as a trustee of each such trust.
(9)	Includes 22,900 shares of Common Stock issuable upon the exercise of currently exercisable options and 18,154 shares issuable with respect to RSUs that vest within 60 days.
(10)	Includes 63,000 shares of Common Stock issuable upon the exercise of currently exercisable options.
(11)	Includes 16,333 shares of Common Stock issuable upon the exercise of currently exercisable options.
(12)	Includes 16,333 shares of Common Stock issuable upon the exercise of currently exercisable options.
(13)	Includes 5,440 shares of Common Stock issuable upon the exercise of currently exercisable options.
(14)	Includes 4,334 shares of Common Stock issuable upon the exercise of currently exercisable options.
(15)	Includes 4,334 shares of Common Stock issuable upon the exercise of currently exercisable options.
(16)	Includes 4,334 shares of Common Stock issuable upon the exercise of currently exercisable options.
(17)	Includes 4,000 shares of Common Stock issuable upon the exercise of currently exercisable options.
(18)	Includes 3,334 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days.
(19)	Includes 670,484 shares of Common Stock issuable upon the exercise of currently exercisable options and 26,155 shares issuable with respect to RSUs that vest within 60 days.

PROPOSAL 2

RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the Company’s independent auditors for Fiscal 2004. KPMG LLP has no direct or indirect interest in the Company or any affiliate of the Company and has audited the Company’s books and records since its inception. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting. The Board of Directors therefore recommends to the stockholders that they ratify the appointment of KPMG LLP as independent auditors of the Company for Fiscal 2004. In the event that the vote of the majority of shares present and entitled to vote on the proposal are against the selection of KPMG LLP, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

Vote Required for Approval

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of KPMG LLP as the independent auditors of the Company for Fiscal 2004.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2004.

Fees Paid to Auditors, Independence

As noted in the Audit Committee Report, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. For Fiscal 2003 and Fiscal 2002, fees were paid to KPMG for services rendered as set forth below. Since the July 2002 passage of the Sarbanes-Oxley Act which requires audit committee pre-approval of all services provided by the independent auditor, all audit, audit-related, tax and other services provided by KPMG LLP have been approved in accordance with the Audit Committee’s pre-approval policy.

Audit Fees

Fiscal 2003

The Company has paid or accrued an aggregate of 736,556 for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for Fiscal 2003 and for review of the financial statements included in the Company’s quarterly reports of Form 10-Q for that year.

Fiscal 2002

The Company paid an aggregate of $407,925 for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for Fiscal 2002 and for review of the financial statements included in the Company’s quarterly reports of Form 10-Q for that year.

Audit Related Fees

Fiscal 2003

The Company has paid or accrued an aggregate of $44,128 for audit related services performed by KPMG LLP during Fiscal 2003. Such audit related services consisted of audits of the Company’s pension and 401(k) plans, the performance of due diligence in connection with mergers and acquisitions activity and the provision of advice relative to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

Fiscal 2002

The Company paid an aggregate of $93,300 for audit related services performed by KPMG LLP during Fiscal 2002. Such audit related services consisted of audits of the Company’s pension and 401(k) plans and the performance of due diligence in connection with mergers and acquisitions activity.

Tax Fees

Fiscal 2003

The Company has paid or accrued an aggregate of $92,420 to KPMG LLP for tax services performed during Fiscal 2003. Such tax services included advice related to state, local and international tax strategies and the review and signing of tax returns.

Fiscal 2002

The Company paid an aggregate of $382,059 to KPMG LLP for tax services performed during Fiscal 2002. Such tax services included advice related to state, local and international tax strategies, including transfer pricing studies, and the preparation of tax returns.

All Other Fees

Fiscal 2003

The Company has paid or accrued an aggregate of $1,805 to KPMG LLP for other services rendered during Fiscal 2003. These services were for online access to KPMG’s accounting and reporting research database in 2003.

Fiscal 2002

The Company paid an aggregate of $4,800 to KPMG LLP for other services rendered during Fiscal 2002. These services, which related to payroll services in connection with a single foreign sales representative, were discontinued in early Fiscal 2003.

Independence

The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG’s independence and has determined that these non-audit services had no adverse effect on such independence.

Auditor Presence at Annual Meeting

A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

MARKET VALUE

On December 31, 2003, the closing price of a share of the Company’s Common Stock on the New York Stock Exchange was $24.10.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

ANNUAL MEETING IN 2005

Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2005 must be received by the Company on or before November 23, 2004 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy.

In addition, a stockholder who wishes to present a proposal at the annual meeting of stockholders to be held in 2005 must deliver the proposal to the Company so that it is received on or after December 23, 2004 and not later than January 21, 2005 in order to be considered at that annual meeting. The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date of public disclosure of the date of such meeting is first made. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Any stockholder proposals should be mailed to: Secretary, CIRCOR International, Inc., 25 Corporate Drive, Burlington, MA 01803. In this regard, please note the change in address from 35 Corporate Drive to 25 Corporate Drive, as we will be moving our corporate headquarters to an adjoining building in April 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NYSE. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2003, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

EXHIBIT A

CIRCOR International, Inc.

Audit Committee Charter

I.	Composition; Appointment; Qualification of Members

The Audit Committee of the Board of Directors of CIRCOR International, Inc. shall consist of a minimum of three directors. Members of the committee shall be appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board of Directors in its discretion. Each member of the committee shall meet the independence requirements for audit committee members as set forth by the Sarbanes Oxley Act of 2002, the New York Stock Exchange and the Securities and Exchange Commission. In addition, all members shall be financially literate (as determined by the Board of Directors in its business judgment), and at least one member shall be an audit committee financial expert (as determined by the Board of Directors with reference to the standards issued by the Securities and Exchange Commission).

II.	Purpose

The purpose of the committee is (A) to assist the Board of Directors in the Board’s general oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence, qualifications and performance of the Company’s external auditors, and (iv) the performance of the Company’s internal auditors; and (B) to prepare the report required by the SEC’s proxy rules to be included in the Company’ s annual proxy statement.

While the committee has the authority and responsibilities set forth in this Charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent external auditors are responsible for auditing the Company’s annual financial statements and for reviewing the Company’s unaudited interim financial statements.

III.	Authority and Responsibilities

In furtherance of its purpose, the committee shall have the following authority and responsibilities:

1. To select the independent auditor to examine the Company’s accounts, controls and financial statements. The committee shall have sole authority and responsibility for selecting, evaluating and (if necessary) replacing the independent auditor and for approving all audit engagement fees and terms. In addition, the committee, or the chairman of the committee, must pre-approve any non-audit service proposed to be provided to the Company by the independent auditor, taking into consideration whether such service is compatible with the auditor’s independence.

2. To review with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements. This review should include the auditors’ assessment of the quality and consistency of the Company’s accounting principles, any audit problems or difficulties and management’s response, as well as the Company’s major areas of financial risk and the Company’s methods for monitoring, evaluating and minimizing these risks.

3. To review with management and the independent auditor, as appropriate, all earnings press releases and any earnings guidance provided to shareholders and other outside parties.

4. To review with management and the independent auditor, prior to filing, the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

A-1

5. To recommend to the Board, based on its review of the audited financial statements and its discussions with management and the independent auditor regarding the audit, whether or not the audited financial statements should be included in the Company’s annual report on Form 10-K.

6. To prepare and publish a report of the committee required to be included in the Company’s proxy statement for its annual meeting of shareholders.

7. To periodically review and discuss with management and the independent auditor the adequacy of the Company’s internal controls and compliance initiatives.

8. To periodically review and discuss with management and the independent auditor any material contingent liabilities of the Company.

9. To periodically review with management (including the Company’s in-house legal counsel) the Company’s compliance with legal and regulatory requirements and any material litigation to which the Company is a party.

10. To periodically review and discuss with management and the independent auditor the Company’s financial reporting and accounting policies, any significant changes in accounting policies or their application, and key accounting decisions affecting the Company’s financial statements, including alternatives to and rationale for decisions made.

11. To periodically review and discuss with management and the independent auditor material written communications with management such as the independent auditor’s management letter and unadjusted audit differences.

12. To discuss with management and the independent auditor all major issues regarding financial reporting, judgments, and presentation, including material off-balance sheet transactions or other relationships, as well as the effect of regulatory and accounting initiatives.

13. To review and investigate any matters that relate to or have the likelihood to affect the integrity of the Company’s financial statements, financial reporting process or internal controls.

14. To obtain annually from the independent auditor a written report regarding the auditing firm’s internal quality control procedures, peer reviews of the firm, and any regulatory reviews, including any material issues raised regarding internal quality control procedures during the past five years.

15. To review annually all relationships between the independent auditor and the Company in order to assess auditor independence.

16. To review and approve the scope, staffing and budget for the Company’s internal audit function, and to review with the internal auditors and management the results of all internal audits.

17. To review the adequacy of this charter and the performance of the committee on an annual basis. The committee shall conduct and present to the Board of Directors an annual performance evaluation of the committee.

18. To establish procedures for (A) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

19. To establish clear policies relative to the company’s ability to hire employees or former employees of the independent auditors.

The committee shall have full authority to retain such outside counsel, experts and other advisors as it may deem appropriate in its sole discretion including full authority to approve the fees and other terms related to any such engagement and to receive funds from the Company for the payment of such fees.

The committee, at least quarterly, shall meet separately with management, the independent auditors and the internal auditors and shall make a report to the full Board of Directors after each such meeting.

A-2

Directions to:	Spartanburg Marriott Renaissance Park 299 North Church Street Spartanburg, SC 29306 1-864-596-1211

From Area Airports:

•	Charlotte—CLT (67 mi) From I-85 N, exit onto Business 85 (Exit 77). Exit 4 (Asheville Hwy and SC-56). Continue on 56E. This road will become Pine Street. Turn right onto St. John Street at stoplight. Turn right on Church Street.

•	Greenville-Spartanburg—GSP (22.79 mi) Turn left on S. Buncombe Rd. Turn left on Poplar Dr and go Southeast for 0.5 mi. Turn left on SC-14, S SC-14 and go Southwest for 1.2 mi. Turn left on ramp and go Northeast for 0.3 mi. Turn left on ramp and go Northeast for 0.3 mi. Continue on I-85 N for 13 mi to Exit 4 (Exit 4 (Asheville Hwy and SC-56). Continue on 56E. This road will become Pine Street. Turn right onto St. John Street at stoplight. Turn right on Church Street.

ANNUAL MEETING OF STOCKHOLDERS OF

CIRCOR INTERNATIONAL, INC.

Thursday April 22, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two Class II Directors, each to hold office for a 3-year term until the Annual Meeting of Stockholders in 2007 and until such director’s successor is duly elected and qualified.		2. To ratify the selection of KPMG LLP as the independent auditors of the company for the fiscal year ending December 31, 2004	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o Jerome D. Brady o Dewain K. Cross

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 2003 Annual Report to Stockholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to items 1 and 2, the undersigned’s votes will be cast in favor or items 1 and 2.

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

Please check here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder Date: Signature of Stockholder Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CIRCOR INTERNATIONAL, INC.

35 Corporate Drive, Burlington, MA 01803

Proxy for Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth W. Smith and Alan J. Glass as proxies, each of them acting solely, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all the shares of Common Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CIRCOR International, Inc. to be held at the Spartanburg Marriott Renaissance Park, 299 North Church Street, Spartanburg, South Carolina, Thursday April 22, 2004 at 10:00 a.m. (local time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

(Continued and to be signed on the reverse side)